UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 1, 2010 (June 30, 2010)

Commission File Number: 0-24260

Amedisys, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01.	Regulation FD Disclosure.

On, June 30, 2010, Amedisys, Inc. (“we,” “us,” “our” or the “Company”) issued a press released titled “Amedisys Receives Notice of SEC Investigation.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act.

Section 8 - Other Events

Item 8.01.	Other Events.

On June 30, 2010, the Company announced that it received notice of a formal investigation from the Securities and Exchange Commission (the “SEC”) pertaining to the Company, and received a subpoena for documents relating to the matters under review by the United States Senate Committee on Finance. The Company intends to cooperate with the SEC with respect to this investigation. No assurances can be given as to the timing or outcome of this investigation.

As previously disclosed, the Company received a letter of inquiry on May 12, 2010 from the United States Senate Committee on Finance requesting documents and information relating to the Company’s policies and practices regarding home therapy visits and therapy utilization trends. The Company submitted its initial response to the Committee on June 4, 2010, and the Company made an additional submission to the Committee on June 25, 2010. The Company anticipates making additional submissions of information to the Committee. Each of the responses contained documentation and information as requested by the Committee. The Company intends to cooperate with the Committee with respect to its inquiry. No assurances can be given as to the timing of this inquiry or as to the outcome of this inquiry.

On June 7, 2010, a putative securities class action complaint was filed in the United Stated District Court for the Middle District of Louisiana on behalf of all persons who purchased Amedisys securities between February 23, 2010 and May 13, 2010 against the Company and certain of its senior executives alleging violations of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. The complaint alleges that the Company and certain of its senior executives made false and/or misleading statements, as well as failed to disclose material adverse facts, about the Company’s business, financial condition, operations and prospects, particularly relating to the Company’s policies and practices regarding home therapy visits under the Medicare home health prospective payment system and the related alleged impact on the Company’s business, financial condition, operations and prospects. The complaint seeks a determination that the action may be maintained as a class certification, an award of unspecified monetary damages and other unspecified relief.

The Company anticipates that additional putative securities class action complaints and other litigation could be filed, and that other investigations and actions could be commenced, relating to matters involving the Company’s home therapy visits and therapy utilization trends.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 30, 2010 titled “Amedisys Receives Notice of SEC Investigation” (furnished only)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Dale E. Redman
Dale E. Redman
Chief Financial Officer and Duly Authorized Officer

DATE: July 1, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2010, titled “Amedisys Receives Notice of SEC Investigation” (furnished only)